As filed with the U.S. Securities and Exchange Commission on January 28, 2010

Registration No. 333-155365

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Frontier Financial Corporation (Exact name of registrant as specified in its charter)	Washington (State or other jurisdiction of incorporation or organization)	91-1223535 (I.R.S. Employer Identification Number)
Frontier Financial Corporation
332 S.W. Everett Mall Way
P.O. Box 2215
Everett, Washington 98213
(425) 347-0600
(Address, including zip code, and telephone number, including area code, of registrant’
 principal executive offices)

Thomas A. Sterken, Esq.
Keller Rohrback L.L.P.
1201 Third Avenue, Suite 3200
Seattle, Washington 98101
(206) 623-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐    Accelerated filer ☒   Non-accelerated filer ☐ (Do not check if a smaller reporting
company)   Smaller reporting company ☐

EXPLANATORY NOTE

On November 14, 2008, Frontier Financial Corporation (the “Company”) filed a registration statement on Form S-3ASR (File No. 333-155365) (the “Registration Statement”). The Registration Statement was declared effective automatically upon filing.

Upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Registration Statement ceased to be usable as the Company was no longer a “well-known seasoned issuer” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended). Therefore, the Company hereby withdraws the Registration Statement.

No securities were sold under the Registration Statement, and in accordance with Rule 456(b) and Rule 457(r), the Registrant had deferred payment of any registration fees to the Commission in connection with this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Frontier Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Everett, State of Washington, on January 28, 2010.

FRONTIER FINANCIAL CORPORATION

By: /s/Patrick M. Fahey
Name: Patrick M. Fahey
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 28, 2010.

Signature	Capacity
/s/ Patrick M. Fahey Patrick M. Fahey	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Carol E. Wheeler Carol E. Wheeler	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ David M. Cuthill David M. Cuthill	Director

/s/ Lucy DeYoung Lucy DeYoung	Director

/s/ John J. Dickson John J. Dickson	Director

/s/ Patrick M. Fahey Patrick M. Fahey	Director

/s/ Edward D. Hansen Edward D. Hansen	Director

/s/ Edward C. Rubatino Edward C. Rubatino	Director

/s/ Darrell J. Storkson Darrell J. Storkson	Director

/s/ Mark O. Zenger Mark O. Zenger	Director

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